UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013 (December 3, 2012)

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 792-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information under Item 5.02(e) of this Current Report on Form 8-K/A is hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)

This Current Report on Form 8-K/A (this “Amended Filing”) of Air Methods Corporation (the “Company”) amends the Current Report on Form 8-K of the Company, originally filed with the Securities and Exchange Commission on December 3, 2012 (the “Initial Filing”), solely by correcting inadvertent typographical errors in the Second Amended and Restated 2006 Equity Compensation Plan (the “Second Amended and Restated Plan”), filed as Exhibit 10.1 to the Initial Filing.  Pursuant to the Initial Filing, the date on which the Second Amended and Restated Plan was approved by the Compensation Committee was erroneously reflected as “September 26, 2012,” the date on which the Second Amended and Restated Plan was approved by the Board was erroneously reflected as “September 10, 2012” and the effective date of the Second Amended and Restated Plan was erroneously reflected as “September 10, 2012.”  The corrected Second Amended and Restated Plan filed as Exhibit 10.1 to this Amended Filing, which replaces and supersedes the Second Amended and Restated Plan filed as Exhibit 10.1 to the Initial Filing, corrects the dates on which the Second Amended and Restated Plan was approved by the Compensation Committee and the Board as “September 10, 2012” and “September 26, 2012,” respectively, while correcting the effective date of the Second Amended and Restated Plan to “September 26, 2012.”

The description of the Second Amended and Restated Plan in this Amended Filing does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Plan, a copy of which is filed as Exhibit 10.1 to this Amended Filing and is incorporated herein by reference.

Except as specifically described above, there are no changes or modifications to the Initial Filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated 2006 Equity Compensation Plan, dated December 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: February 14, 2013	By	/s/ Crystal L. Gordon
Crystal L. Gordon, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated 2006 Equity Compensation Plan, dated December 3, 2012.